                                  EXHIBIT 21

                        Subsidiaries of the Registrant
                        ------------------------------


                                                 State of       Percentage
            Subsidiary                           Incorporation  Ownership
----------------------------------               -------------  ----------
First Federal Savings Bank                       United States      100%

First State Corporation                          Alabama            100%

      Subsidiaries of First State
      Corporation:

           First State Bank of Bibb County       Alabama            100%

     The operations of the Company's subsidiaries are included in the Company's consolidated statements.




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